EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Core-drills Porphyry Copper Mineralization at the Elder Creek Project, Nevada

Coeur d’Alene, Idaho – October 19, 2018 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) today provided an update on drilling at the Elder Creek porphyry copper-gold project in the Battle Mountain Mining District of Nevada.  The drilling program began in mid-September and is now complete.

Reverse circulation (RC) drill hole RCEC18-01 (Figure 1) was previously reported (see press release dated September 27, 2018 at http://timberlineresources.co/press-releases/) to have intersected 110 feet (34 meters) of 0.44% copper in the near-surface oxide zone. The hole averaged 0.21% copper over its 500 foot (152 meters) length, and was stopped at 500 feet due to depth limitations of the rig.

Reverse circulation drill hole RCEC18-02 , located 3,250 feet (1,000 m) southeast of RCEC18-01, was bottomed at 840 feet (256 meters) in abundant groundwater and highly siliceous rock.  Based on favorable indications in drill cuttings, diamond core hole CCEC18-02 was mobilized to deepen RCEC18-02 to a target depth range of 1,250 to 1,500 feet (380 m to ~450 m).

Steven Osterberg, Timberline’s  President and CEO commented, “We are impressed with several hundred feet of drill core exhibiting extensive stock-work veining, intense mineral alteration, and visible  iron, copper, and molybdenum sulfide mineralization.  The drilling, combined with surface mapping and geophysical surveys, confirms that Elder Creek is a very large mineralized porphyry system.  We look forward to the analytical results and additional drill testing.”

Core Hole CCEC18-02 Results

Reverse circulation drill hole RCEC18-02 was collared within the non-magnetic circular core of the porphyry system.  Drilling intercepted oxidized, hornfelsed Harmony Formation (arkosic sandstone), and a feldspar porphyritic intrusion with strong quartz-sericite alteration over its 840 foot (256 meters) length.  Copper oxide minerals are visible in rock chips from above a redox boundary depth of approximately 250 feet (76 m) below which iron-, copper-, and molybdenum-sulfide mineralization is visible.

Diamond core hole CCEC18-02 deepened hole RCEC18-02 to a final depth of 1,497 feet (456 m) and targeted an un-tested flat-lying chargeability/resistivity (IP/Resistivity) anomaly identified in historic data.  The hole intercepted altered hornfels (after Harmony Formation arkosic sandstones)(Figure 2), and feldspar porphyritic rocks reflecting multiple, overprinting intrusive events. Quartz stock-work veining is pervasive throughout as is intense silicification which is typically associated with sericite and pyrite alteration as is common in porphyry systems.  Pyrite, chalcopyrite, and molybdenite  occur distributed throughout the host rock (hornfels and intrusives) and in multiple variations of quartz veins as fine irregular-shaped disseminations, <1 mm to 2 cm-thick veinlets and veins, irregular clots up to 1 cm across, and as coatings on fracture surfaces (Figure 3).  Local semi-massive arsenopyrite veins up to two inches (5 cm) wide have also been recognized.

The core is being prepared for submission to ALS Global for assaying.

Figure 1.    Geology, Alteration, and Copper Geochemistry of the Elder Creek Porphyry Copper-Gold Prospect

Cu Rocks (ppm)
500 - 2500
2500 - 5000
5000 - 10000
10000 - 25000
> 25000
RCEC18-01
RCEC18-02
CCEC18-02 (core)
N
Porphyry Copper Target
Gold - Copper Targets
0 0.5 1 Km
0 1,500 3,000 Ft
Colluvium
Porphyry
Granodiorite
Valmy Formation
Harmony Formation Sandstone
Fault
Claim Block
Porphyry-style Quartz Veins
Hydrothermal Biotite (mod-strong)
Limit of Biotite
Quartz Veins / Silicification (strong)
Propylitic: Actinolite-Epidote-Chlorite-Albite
Phyllic: Quartz-Sericite-Pyrite

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Figure 2.    Drill core CCEC18-02 core photos showing altered hornfels (after Harmony Formation sandstone) and porphyritic intrusive at Elder Creek.  Scale:  HQ drill core diameter =  6.5 mm (2.6 inches).

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Figure 3.    Drill core CCEC18-02 core photos showing typical sulfide mineralization styles at Elder Creek.  Scale:  HQ drill core diameter =  6.5 mm (2.6 inches).

py
Massive pyrite (py) vein cutting silicified porphyry
py-cpy
Pyrite-chalcopyrite (cpy) in quartz vein
mo
asp(?)
Pyrite with arsenopyrite (asp) and molybdenite (mo)
mo
Molybdenite (mo) in quartz
asp vein
py-cpy veinlet
Semi-massive arsenopyrite vein and pyrite-chalcopyrite veinlet in quartz

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Figure 3.    (continued)

cpy
mo
Altered porphyry with Mo and cpy

Cpy vein
Altered porphyry with cpy vein

Multi-phase hydrothermal breccia

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Figure 3.    (continued)

cpy

Quartz-sericite altered porphyry with intense “fracture-network” of cpy asp?
py

Silicified porphyry with py-asp(?)

The Elder Creek copper/gold system lies approximately 11 miles (18 km) north of Newmont’s Phoenix mining complex. Exploration data compiled from over 40-plus years of exploration on the property includes only limited shallow, historic drilling in the pronounced magnetic low, and only shallow drilling along the north and northeastern magnetic zone targeted primarily at gold.  Geologic and geophysical characteristics, and rock geochemical sampling results evident at Elder Creek (see press release dated June 18, 2018 at http://timberlineresources.co/press-releases/) are common to major porphyry copper deposits.

Timberline has the right to acquire a 65% interest in the 16 square mile (41 km2) property by spending US$5.1 million over 6 years through an earn-in joint venture agreement with McEwen Mining Inc.  (see new release dated May 24, 2018 at http://timberlineresources.co/press-releases/).

Further technical details of the Company’s Elder Creek project may be viewed at:  http://timberlineresources.co/projects/ElderCreek/.

Sampling Methodology, Chain of Custody, Quality Control and Quality Assurance

Collection of drill samples was completed under the supervision of a Company representative.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  The samples were collected on-site by ALS USA Inc. (ALS) and were transported to Elko, Nevada for sample

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preparation.  Drill samples were assayed by ALS in Reno, Nevada for gold by Fire Assay of a 30 gram (1 assay ton) charge with an AA finish (ALS code Au-AA23).  Samples  were also assayed for a 48 multi-element  four acid ICP-MS (code ME-MS61) geochemical suite in Vancouver, B.C.

Steven Osterberg, Ph.D., P.G., Timberline’s President and Chief Executive Officer, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.  Mr. Osterberg is not considered independent of the Company as defined in Section 1.5 of NI 43-101.  Drill intercepts are reported as drill thicknesses; true widths of intercepts are unknown.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada. These include its 23 square-mile Eureka property, comprising the Lookout Mountain, Windfall, and Oswego projects which lie along three separate structural stratigraphic trends defined by distinct geochemical gold anomalies, as well as being operator of both  the Paiute joint venture project with a subsidiary of Barrick Gold, and the Elder Creek joint venture with McEwen Mining.  All of these properties lie on the prolific Battle Mountain-Eureka gold trend.  Timberline also owns the Seven Troughs property in Northern Nevada, which is one of the state's highest-grade former producers.   Timberline has increased its owned and controlled mineral rights in Nevada to over 43 square miles (27,500 acres).  Detailed maps and NI 43-101 estimated resource information for the Eureka property may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These include, but are not limited to, statements regarding the advancement of projects, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. There are no assurances that the Company will complete the earn-in on the Elder Creek project as contemplated or at all. Factors that could cause or contribute to risks involving forward-looking statements include, but are not limited to, changes in the Company’s business and other factors, including risk factors discussed in the Company's Form 10-Q for the quarter ended June 30, 2018.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

Website:  www.timberline-resources.com

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